Exhibit 99.4




      Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.
                       COMBINED BALANCE SHEETS (Unaudited)
                           September 30, 2005 and 2004

                                                                  2005             2004
                                                              ----------        ----------
                                     ASSETS
Current Assets:
   Cash                                                         $342,420         $265,021
   Trade Receivables(Net of Allowance)
    Billed                                                       982,079          671,382
    Unbilled Revenue                                              71,230          163,253
   Note Receivable - Current Portion                              11,500            9,912
   Other Current Assets                                            7,962                0
                                                              ----------        ----------
Total Current Assets                                           1,415,191        1,109,568
                                                              ----------        ----------
Property & Equipment
   Leasehold Improvements                                         22,153           17,774
   Office Furniture                                               38,766           17,951
   Equipment                                                       8,792           13,327
                                                              ----------        ----------
Subtotal                                                          69,711           49,052
   Less: Accumulated Depreciation                                (22,904)         (16,100)
                                                              ----------        ----------
Net Property & Equipment                                          46,807           32,952
                                                              ----------        ----------
Other Assets
   Long Term Notes Receivable                                     21,284            7,965
                                                              ----------        ----------
TOTAL ASSETS                                                  $1,483,282       $1,150,485
                                                              ===========       ==========

                        LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
   Trade Payables                                               $795,629         $674,596
   Accrued Expenses                                               38,745           50,805
   Current Portion of Lease Payable                                2,178            2,488
                                                              ----------        ----------
Total Current Liabilities                                        836,552          727,889

Long-Term Liabilities
   Lease Payable - Net of Current Portion                          2,140            4,918

Members' Equity                                                  644,591          417,678
                                                              ----------        ----------
TOTAL LIABILITIES AND MEMBERS' EQUITY                         $1,483,282       $1,150,485
                                                              ===========       ==========

The accompanying notes are an integral part of the combined financial statements.


      Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.
                  COMBINED STATEMENTS OF OPERATIONS (Unaudited)
         For the Nine and Three Months Ended September 30, 2005 and 2004


                                                   Nine Months     Three Months      Nine Months      Three Months
                                                    Ended September 30, 2005          Ended September 30, 2004
                                                   ----------------------------      -----------------------------

Commission Income                                   $1,029,107        $339,510        $673,125          $216,871

Selling, General and Administrative Expenses           649,155         242,564         459,829           188,302
                                                   ------------       ---------       ---------         ---------

Income from Operations                                 379,952          96,945         213,296            28,569

Interest Income                                          5,849           2,444           1,807             1,561
                                                   ------------       ---------       ---------         ---------
Net Income                                            $385,801         $99,389        $215,103           $30,130
                                                   ============       =========       =========         =========

The accompanying notes are an integral part of the combined financial statements.



      Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.
               COMBINED STATEMENTS OF MEMBERS' EQUITY (Unaudited)
              For the Nine Months Ended September 30, 2005 and 2004


                                                   2005                2004
                                                ----------         ----------
Members' Equity, January 1                       $330,764           $247,785

Net Income                                        385,801           $215,103

Distributions                                     (71,974)           (45,210)
                                                ----------         ----------

Members' Equity, September 30                    $644,591           $417,678
                                                ==========         ==========


The accompanying notes are an integral part of the combined financial statements.




      Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.
                   COMBINED STATEMENT OF CASH FLOWS(Unaudited)
              For the Nine Months Ended September 30, 2005 and 2004

                                                   2005                 2004
                                                ----------          ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                   $385,801            $215,103
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
    Depreciation and Amortization                   9,226               6,095
    Bad debt expense                               10,400             (10,700)
    Loss on Disposal                                    0                 951
    (Increase)Decrease in Assets:
        Trade Receivables                        (140,343)             83,831
        Unbilled Revenue                              411              42,622
        Other Current Assets                       (1,155)                500
    Increase(Decrease) in Liabilities:
        Trade Payables                            176,417             (51,841)
        Accrued Expenses                           28,009              39,550
                                                ----------          ----------
Net Cash provided by Operating Activities         468,765             326,111
                                                ----------          ----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Net Advances on Notes Receivable              (12,539)             (2,877)
    Assets Acquired                                (6,341)            (13,956)
                                                ----------          ----------
NET CASH USED BY INVESTING ACTIVITIES             (18,880)            (16,833)
                                                ----------          ----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Change in checks in excess of deposits        (33,726)                  0
    Principal Payments Made                        (1,766)             (2,327)
    Distributions to Shareholders                 (71,974)            (45,210)
                                                ----------          ----------
Net Cash Used in Financing Activities            (107,465)            (47,537)
                                                ----------          ----------
NET CASH CHANGE                                   342,420             261,741

CASH - Beginning of Period                              0               3,280
                                                ----------          ----------
CASH - End of Period                              $342,420            $265,021
                                                ==========          ==========

The accompanying notes are an integral part of the combined financial statements.



        Catamount Group, LLC, Catamount Management, LLC and Plan Bee LLC
                     Notes to Combined Financial Statements
             For the Nine Months Ended September 30, 2005 and 2004


NOTE A - PRINCIPLES OF COMBINATION AND BUSINESS ACTIVITIES

Catamount  Group,  LLC,  Catamount  Management,  LLC  and  Plan  Bee,  LLC
(collectively,   "the  Company")  are  all single-member  Connecticut limited liability companies. There is a sole member of Catamount Group, LLC and Plan Bee, LLC. Catamount Group, LLC is the sole member of Catamount Management, LLC. Plan Bee, LLC is under common control with Catamount Group,LLC.

The Company is a direct-response media company that primarily connects businesses with potential new customers via the sale of name list databases. The Company principally serves customers in the United States of America.

The combined financial statements include the accounts of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC (commenced operations in 2005), after eliminating material intercompany balances and transactions.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Aspects of the Limited Liability Company

As a limited liability company, each member's liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the terms as defined in the operating agreement.

The Company is treated as a partnership for federal income tax purposes. Consequently, the federal income taxes are not payable by, or provided for, the Company. Member is taxed individually on the company's earnings. The Company's net income or loss is allocated to the member in accordance with the operating agreement of the Company. Accordingly, the financial statements do not reflect a provision for income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Sales and Revenue Recognition

Substantially all of the Company's revenue is recorded at the net amount of its gross billings less pass-through expenses charged to a customer. In most cases, the amount that is billed to customers exceeds the amount of revenue that is earned and reflected in our financial statements, because of various pass-through expenses. In compliance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company assesses whether it or a third-party supplier is the primary obligor. The Company has evaluated the terms of its customer agreements and considered other key indicators as such latitude in establishing price, discretion in supplier selection and credit risk to the vendor as part of this assessment. Accordingly, the Company generally records revenue net of pass-through charges.

The Company currently has three types of sales transactions:
o Full use sale: The customer is billed for all name list databases that are delivered regardless of how many names are accepted by the customer. The Company recognizes revenue at the time of delivery of the names.
o Net minimum plus sale: The customer is required to accept and pay for a minimum number of names delivered by the Company. The Company recognizes revenue at the time of delivery of the names to the extent of the minimum number of names the customer must accept. The Company will recognize additional revenue upon acceptance of names, beyond the minimum, by the customer.
o Net accepted sale: The customer takes delivery of a certain number of names and will only be obligated to pay for the number of names it accepts. The Company recognizes revenue when the customer notifies the Company of the number of names accepted.

Trade Receivables

Receivables are carried at original invoice amount. The provision for doubtful accounts was $18,600 and $8,200 as of September 30, 2005 and 2004, respectively. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Receivables are written off when deemed uncollectible.

Depreciation

Property and equipment are stated at cost. Depreciation is provided on the straight-line method for financial statement purposes and accelerated methods for tax purposes. Depreciation of leasehold improvements is computed using the shorted of the lease term or the economic life using the straight-line method. Repairs and maintenance are expensed as incurred. The estimated useful lives of the assets are as follows:

            Leasehold Improvements             5 years
            Office Furniture                   7 years
            Equipment                          5 years

NOTE C - CASH

Substantially all of the Company's cash is held at one financial institution. Cash deposits held by the bank may at times exceed FDIC-insured levels. The Company has not experienced any losses in such accounts and the Company believes it is not exposed to any significant credit risk on cash.

NOTE D - ACCRUED EXPENSES

Accrued expenses consisted of the following as of September 30, 2005 and 2004:

                                                 2005           2004
                                            --------------- --------------
      Accrued Payroll                              $22,090        $31,008
      Accrued Vacation                               5,800          5,800
      Other                                         10,855         13,997
                                            --------------- --------------
      Total                                        $38,745        $50,805
                                            --------------- --------------

NOTE E - ADVERTISING EXPENSE

Advertising costs are expensed when occurred. Advertising costs for the nine months ended September 30, 2005 and 2004 were $2,049 and $6,055 respectively.

NOTE F - 401(K) PLAN

The Company maintains a 401(k) savings plan for all eligible employees. An eligible employee must be twenty-one years of age and have one year of full time employment. The Company's discretionary profit sharing contributions were $11,304 and $8,311 for the nine months ended September 30, 2005 and 2004, respectively.


NOTE G - LINE OF CREDIT

The Company has an annually renewable line of credit with Wachovia Bank in the amount of $50,000. The line of credit has an interest rate of prime plus 1.0%. As of September 30, 2005 and 2004 there was no outstanding balance on the line of credit. The sole member of the Company has personally guaranteed borrowings under this line of credit.

NOTE H - OPERATING LEASES

The company has entered into leases for its office facility and an automobile. The office facility under lease, which commenced in November 2003, is owned by the sole member of the Company. The rentable area of the space is approximately 2000 square feet. Rent expense for the related party lease was $36,000 for both the nine months ended September 30, 2005 and 2004.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year, as of September 30, 2005:

                                             Related Party            Total
                                       --------------------- -------------------
                            2006               $48,000             $51,073
                            2007                12,000              12,000
                                       --------------------- -------------------
Total minimum payments required:               $60,000             $63,073


Total rental expenses for all operating leases, except those with terms of one month or less that were not renewed, was $39,951 during both the nine months ended September 30, 2005 and 2004.

NOTE I - CONCENTRATIONS

For the nine months ended September 30, 2005, approximately 18.9% of Catamount's pass-through expenses charged to customers were generated from services rendered by one vendor. (Morex Marketing Group, LLC. See NOte J.) Approximately 20.3% of the trade payables as of September 30, 2005 were payable to this same vendor.

NOTE J - SUBSEQUENT EVENT

On January 20, 2006, the Company merged with and into Morex. As consideration for the merger, the Member of Catamount Group received an 8% stake of Morex valued at approximately $1,700,000.

On January 20, 2006, Morex was acquired by Think Partnership Inc.("Think Partnership"), a Nevada public company. As consideration for the acquisition, the members of Morex received an aggregate of $9,438,778 in cash and an aggregate of 5,513,845 shares of common stock, valued at $2.18 per share. Further, the members of Morex may receive earnout payments (each, an "Earnout Payment") to be paid in 2006, 2007, 2008 and 2009. Each year's earnout payment shall be equal to the excess over between (A) four times the aggregate earnings of Morex for the previous calendar year and (B) the aggregate amount of merger consideration previously paid by the Company (including any Earnout Payments); provided, however, in no event shall the total aggregate merger consideration (including the Earnout Payments) payable to the members of Morex exceed $50 million. Each Earnout Payment, to the extent earned, will be paid 50% in cash and 50% in shares of Think Partnership's common stock valued at the average of the closing prices for shares of the their common stock on the last day on which such shares were traded for each quarter of the calendar year on which the particular Earnout Payment is based, provided that, in the Think Partnership's sole discretion it may pay to the members in cash any Earnout Payment that is otherwise required to be paid in shares of common stock ("Earnout Stock"), if the delivery of shares of the Earnout Stock would cause the total merger consideration paid by Think Partnership in the form of common stock to exceed 7,674,305 shares. The Members of Morex also received warrants to purchase an aggregate of 105,000 shares of Company common stock at $3.50 per share.